UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2007

CHINA AUTOMOTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices (zip code))

(86) 716-832-9196
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
Item 9.01 Financial Statements and Exhibits.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On September 25, 2007, Mr. Qizhou Wu, aged 42, was appointed as the Chief Executive Officer of the Company. As the principal executive officer, Mr. Wu will be responsible for the management of the Company. Prior to his appointment as the CEO of the Company, Mr. Wu was the Chief Operating Officer of the Company from March 2003 to September 2007. He was the General Manager of Jingzhou Henglong Automobile Parts Manufacture Co. Ltd. from September 1999 to December 2002 . He has also been the President of Hubei Henglong Industry Group since August 2003. Mr. Wu has not had any related transactions or currently proposed transactions with the Company since the beginning of the Company’s last fiscal year, in which the amount exceeds US$120,000, and in which Mr. Wu had or would have a direct or indirect material interest. There is no family relationship between Mr. Wu and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer of the Company.

The Company entered into an employment agreement with Mr. Wu in connection with his promotion, which will take effect from September 25, 2007. Mr. Wu will receive an annual base salary of US$100,000 plus an annual discretionary bonus and separation benefits. Mr. Wu’s employment agreement is attached hereto as Exhibit 99.1.

On September 25, 2007, Mr. Jie Li, aged 38, was appointed as the Chief Financial Officer of the Company. As the principal financial officer, Mr. Li will be responsible for the financial management of the Company. Prior to his appointment as the CFO of the Company, Mr. Li served as the Corporate Secretary of the Company from December 2004 to September 2007. Prior to joining the Company in September 2003, Mr. Li was the Assistant President of Jingzhou Jiulong Industrial Inc from 1999 to 2003 and the general manger of Jingzhou Tianxin Investment Management Co. Ltd. from 2002 to 2003. Mr. Li has not had any related transactions or currently proposed transactions with the Company since the beginning of the Company’s last fiscal year, in which the amount exceeds US$120,000, and in which Mr. Li had or would have a direct or indirect material interest. There is no family relationship between Mr. Li and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer of the Company.

The Company entered into an employment agreement with Mr. Li in connection with his hiring, which will take effect from September 25, 2007. Mr. Li will receive an annual base salary of US$60,000 plus an annual discretionary bonus and separation benefits. Mr. Li’s employment agreement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits
Exhibits
Exhibit 99.1 Employment Agreement with Qizhou Wu
Exhibit 99.2 Employment Agreement with Jie Li

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AUTOMOTIVE SYSTEMS, INC.

Date: September 25, 2007	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman